Exhibit 99.1

PRESS RELEASE

OCONEE FEDERAL FINANCIAL CORP. ANNOUNCES THREE MONTH AND YEAR ENDED FINANCIAL RESULTS

Seneca, South Carolina (August 15, 2013) — Oconee Federal Financial Corp. (Nasdaq: OFED) (the “Company”), the holding company for Oconee Federal Savings and Loan Association (the “Association”), announced today net income of $1.1 million, or $0.18 per diluted share, for the three months ended June 30, 2013, compared to net income of $1.2 million, or $0.19 per diluted share, for the three months ended June 30, 2012.  The Company had net income of $4.0 million, or $0.67 per diluted share, for the year ended June 30, 2013, compared to net income of $4.0 million, or $0.65 per diluted share, for the same period in 2012.

June 30, 2013 Three Months and Year Ended:

•                  Continued strong earnings amidst a challenging economy and low interest rates.

•                  Continued strong asset quality as evidenced by decreased levels of nonperforming loans to total loans and nonperforming assets to total assets.

•                  Decreases in our provision for real estate owned and other related expenses to $142,000 for the year ended June 30, 2013 from $594,000 for the year ended June 30, 2012.

•                  Four quarterly dividends of $0.10 per share for the year ended June 30, 2013 and three quarterly dividends of $0.10 for the year ended June 30, 2012.

•                  Repurchased 147,800 shares of common stock during the three months ended June 30, 2013, which brought the total shares of common stock repurchased to 500,350 during the year ended June 30, 2013.

“Despite the tightening of our margins, we continue to experience strong earnings by limiting loan and real estate owned losses to a low level and keeping our operating costs low,” stated T. Rhett Evatt, President and Chief Executive Officer.  “Loan demand continues to be weak during this time of economic recovery, and the continued environment of very low interest rates have made it difficult to maintain the same interest rate margins that we experienced in the prior year.  We do see signs of recovery, albeit slow, in the housing market, and with the increases in the long-term Treasury yield, we should begin to see gradual improvements in our net interest margins in the future.”

Results of Operations

Interest income decreased to $3.4 million for the three months ended June 30, 2013 from $3.8 million for the three months ended June 30, 2012.  The decrease was the result of both a decrease in the average yield on interest earning assets to 3.77% for the three months ended June 30, 2013 from 4.09% for the three months ended June 30, 2012 and a decrease in the average balance of our interest-earning assets of $10.3 million to $356.4 million for the three months ended June 30, 2013 from $366.7 million for the three months ended June 30, 2012.  Interest expense decreased to $468,000 for the three months ended June 30, 2013 from $667,000 for the three months ended June 30, 2012.  The decrease reflected a decrease in the average rate paid on deposits during the three months ended June 30, 2013 to 0.65% from 0.94% during the three months ended June 30, 2012, which more than offset the increase in the average balance of interest-bearing deposits of $3.3 million, or 1.2%, to $289.1 million for the three months ended June 30, 2013 from $285.8 million for the three months ended June 30, 2012.

Net interest income was $2.9 million for the three months ended June 30, 2013 compared to $3.1 million for the same period in 2012.  The net interest margin for the three months ended June 30, 2013 was 3.24%, a decrease of 12 basis-points from 3.36% for the three months ended June 30, 2012.  This decrease in net interest margin is reflective of the decrease in the average yield on our loan portfolio of 10 basis-points and our investment securities of 15 basis-points.  These decreases in average yields on loans and investments were partially offset by a 29 basis-point decrease in the average rate paid on interest-

bearing deposits.  The decrease in the average yields on loans and securities and average rate paid on deposits for the three months ended June 30, 2013 as compared to the same period in 2012 is due to the continuing low interest rate environment.

Interest income decreased by $1.3 million to $14.0 million for the year ended June 30, 2013 from $15.3 million for the year ended June 30, 2012.  The decrease was primarily the result of a decrease in the average yield on interest earning assets to 3.85% for the year ended June 30, 2013 from 4.18% for the year ended June 30, 2012 as well as a decrease in the average balance of interest-earning assets to $363.9 million from $364.9 for the same periods ended.  Interest expense decreased to $2.2 million for the year ended June 30, 2013 from $3.2 million for the year ended June 30, 2012.  The decrease reflected a decrease in the average rate paid on deposits during the year ended June 30, 2013 to 0.75% from 1.11% during the year ended June 30, 2012, which more than offset a modest increase in the average balance of interest-bearing deposits to $288.1 million for the year ended June 30, 2013 from $287.3 the year ended June 30, 2012.

Net interest income was $11.8 million for the year ended June 30, 2013 compared to $12.1 million for the same period in 2012.  The net interest margin for the year ended June 30, 2013 was 3.25%, down 6 basis-points from 3.31% for the year ended June 30, 2012.  This result reflected both a 9 basis-point decrease in the average yield earned on the loan portfolio and a 19 basis-point decrease on the average yield earned on the investment portfolio.  These decreases in average yields on loans and investments were partially offset by a 36 basis-point decrease in the average rate paid on interest bearing deposits.  The decrease in the net interest margin for the year ended June 30, 2013 as compared to the same period in 2012 is due to the continuing low interest rate environment.

Noninterest income for the three months ended June 30, 2013 was $188,000 compared with $199,000 for the same period in 2012.  The slight decrease was a result of a decrease in the gain on sales of real estate owned.  No gains on sale were recognized for the three months ended June 30, 2013 as compared to $85,000 for the three months ended June 30, 2012.  The decrease in gains on sales of real estate owned was partially offset by an increase in gains on sales of securities to $119,000 for the three months ended June 30, 2013 compared with $96,000 for the three months ended June 30, 2012.  Noninterest income remained relatively the same for the year ended June 30, 2013 at $410,000 compared to $412,000 for the year ended June 30, 2012.

Noninterest expense for the three months ended June 30, 2013 increased by $172,000 to $1.5 million compared to $1.3 million for the same period in 2012.  The increase is primarily related to an increase in salary and employee benefits of $123,000 as a result of employee raises during 2013 and an increase in professional and supervisory fees of $48,000 related to increased legal and accounting related costs.  Noninterest expense for the year ended June 30, 2013 decreased by $128,000 to $5.5 million compared with $5.6 million for the same period in 2012.  The decrease in noninterest expenses was primarily related to a decrease of $452,000 in the provision for real estate owned and related expenses, a decrease of $45,000 for data processing expenses, and a decrease of $46,000 in FDIC premiums.  The decrease in our provision for real estate owned and related expenses is primarily attributable to a decrease in the provision for real estate owned during the year ended June 30, 2013 to $23,000 compared with $346,000 during the year ended June 30, 2012 and a decrease in real estate owned related expenses to $119,000 for the year ended June 30, 2013 as compared with $248,000 for the year ended June 30, 2012.  The decrease in these expenses is a reflection of a decrease in the average balance of real estate owned for the year ended June 30, 2013 to $971,000 as compared with the average balance for the same period in 2012 of $1.6 million.  These decreases were offset by an increase in salaries and employee benefits of $469,000 to $3.4 million for the year ended June 30, 2013 compared with $2.9 million for the year ended June 30, 2012.  The increase in salaries and employee benefits is related to raises in employee salaries and the cost of our equity incentive plans that were not in place for the entire year ended June 30, 2012.  Total costs related to our equity incentive plans for the year ended June 30, 2013 was $227,000 compared with $57,000 for the year ended June 30, 2012.

We recorded a provision for loan losses of $3,000 for the three months ended June 30, 2013, compared with a provision of $46,000 for the three months ended June 30, 2012.  Net charge-offs for the three months ended June 30, 2013 were $0 compared with $46,000 for the three months ended June 30, 2012.  The provision for loan losses for the year ended June 30, 2013 was $260,000 compared with a provision of $270,000 for the year ended June 30, 2012.  Net charge-offs for the year ended June 30, 2013 were $366,000 compared to $162,000 for the year ended June 30, 2012.  The increase in net charge offs was primarily impacted by one large one-to-four family residential real estate loan charge off during the three months ended March 31, 2013 of $277,000.

The decrease in our provision for loan losses is a reflection of improvements in our loan quality and the decrease in the size of our loan portfolio.  Impaired loans decreased to $2.0 million at June 30, 2013 from $2.5 million at June 30, 2012, and the resulting allowance allocated to impaired loans was $27,000 at June 30, 2013 compared with $101,000 at June 30, 2012.  During 2013, we experienced a decrease in the average balance of loans of $23.6 million, or 9.12%, to $235.6 million from $259.2 million for the year ended June 30, 2012.  Our decreasing loan portfolio results in an overall decrease in the general portion of our allowance for loan losses.

Financial Condition at June 30, 2013 and June 30, 2012

Our ratio of nonperforming loans to total loans decreased to 0.89% at June 30, 2013 from 0.91% at June 30, 2012, and our ratio of nonperforming assets to total assets has decreased to 0.82% at June 30, 2013 from 0.84% at June 30, 2012.  Our allowance for loan losses as a percentage of total loans was 0.34% at June 30, 2013 compared to 0.34% at June 30, 2012, and our allowance for loan losses as a percentage of nonperforming loans at June 30, 2013 was 37.81% compared to 37.23% at June 30, 2012.

Our total assets decreased $7.6 million, or 2.02%, to $370.1 million at June 30, 2013 from $377.8 million at June 30, 2012.  A substantial portion of this decrease is reflected in the decrease in net loans of $28.7 million, or 11.48%, offset partially by an increase in securities $22.8 million, or 31.0%.  We continue to deploy funds from loan repayments and payoffs to purchase high-quality investment securities, which we have predominantly classified as available-for-sale.  The continued decrease in outstanding loans reflects the continued decrease of loan demand in our market area and competitive pressure from other lenders in this very low interest rate environment.  Our total deposits decreased modestly by $946,000 to $292.4 million at June 30, 2013 from $293.4 million at June 30, 2012.  Total equity decreased $6.8 million to $76.2 million at June 30, 2013 compared with $83.0 million at June 30, 2012.  The decrease in total equity is the result of the repurchase of 500,350 shares of treasury stock for $7.8 million, the payment of dividends of $2.4 million and an other comprehensive loss on our available-for-sale securities of $1.2 million, offset partially by net income of $4.0 million for the year ended June 30, 2013.

Cash Dividend Declared

On April 25, 2013, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per share of the Company’s common stock. The dividend was payable to stockholders of record as of May 9, 2013, and would be paid on or about May 23, 2013.  Total dividends paid for the three months ended June 30, 2012 were $602,000.  Total dividends paid during the year ended June 30, 2013 were $2.4 million.  On July 25, 2013, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per share of the Company’s common stock payable to stockholders of record as of August 15, 2013, which is to be paid on or about August 29, 2013.

Stock Repurchase Program

During the three months ended June 30, 2013, the Company repurchased 147,800 shares of its common stock at a weighted average purchase price of $15.56 per share pursuant to authorized stock repurchase programs approved by the Board of Directors.  During the year ended June 30, 2013, the Company repurchased a total of 500,350 shares of common stock at a weighted average purchase price of $15.54 per share pursuant to authorized repurchase programs approved by the Board of Directors.  On June 29, 2013, the Board of Directors approved another stock repurchase program, authorizing the Company to repurchase up to 150,000 shares of its common stock.  The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital.

The Company terminated its stock repurchase program approved on March 15, 2013 for 175,000 shares.  Under this program, 137,700 shares were repurchased.  All other stock repurchase programs prior to March 15, 2013 have been terminated.  The repurchase program approved on June 29, 2013 is the only repurchase program that remains open at June 30, 2013.  As of June 30, 2013, 10,100 shares had been repurchased.

About Oconee Federal

Oconee Federal Financial Corp. (NASDAQ Capital Market: OFED) is the holding company of Oconee Federal Savings and Loan Association.  Oconee Federal Savings and Loan Association is a federally chartered savings and loan association founded in 1924 and headquartered in Seneca, South Carolina.  Oconee Federal Savings and Loan Association is a community oriented financial institution operating four full-service branch locations in Oconee County, South Carolina.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Company’s and the Association’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in such forward-looking statements. The Company and Association undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or otherwise.

Investor/Media Contact:

Curtis T. Evatt

Chief Financial Officer

Oconee Federal Financial Corp.

201 East North Second Street

Seneca, South Carolina

864-882-2765

Oconee Federal Financial Corp.

Selected Financial Information

	June 30, 2013	June 30, 2012 *
	(Dollars in thousands)
	(Unaudited)
Financial condition data:
Total assets	$370,138	$377,753
Investment securities	96,024	73,273
Loans receivable, net	221,163	249,832
Deposits	292,422	293,368
Total equity	76,162	82,984

	(Unaudited)
Condition ratios:

Total equity to total assets	20.58%	21.97%

Total capital to risk weighted assets	44.29%	45.25%
Tier I capital to risk weighted assets	43.83	44.74
Tier I capital to adjusted total assets	19.62	19.95

Total nonperforming loans to total loans	0.89%	0.91%
Total nonperforming assets to total assets	0.82	0.84
Total nonperforming assets to loans and real estate owned	1.35	1.25
Allowance for loan losses as a percentage of total loans	0.34	0.34
Allowance for loan losses as a percentage of nonperforming loans	37.81	37.23

* Derived from audited consolidated financial statements

	For the Three Months Ended				For the Year Ended
	June 30, 2013		June 30, 2012		June 30, 2013		June 30, 2012 *
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Operating data:
Interest and dividend income	$3,359		$3,750		$13,992		$15,269
Interest expense	468		667		2,174		3,202
Net interest income	2,891		3,083		11,818		12,067
Provision for loan losses	3		46		260		270
Non-interest income	188		199		410		412
Non-interest expenses	1,462		1,290		5,496		5,624
Income before income taxes	1,614		1,946		6,472		6,585
Income taxes	547		751		2,432		2,572
Net income	$1,067		$1,195		$4,040		$4,013

Basic net income per share	$0.18		$0.19		$0.67		$0.66
Diluted net income per share	$0.18		$0.19		$0.67		$0.65
Dividends declared per share	$0.10		$0.10		$0.40		$0.30

	(Unaudited)
Performance ratios:
Return on average assets	1.14%		1.27%		1.08%		1.07%
Return on average equity	5.49		5.79		5.00		4.89
Interest rate spread	3.12		3.15		3.09		3.07
Net interest margin	3.24		3.36		3.25		3.31
Average interest-earning assets to average interest-bearing liabilities	1.23	x	1.28	x	1.26	x	1.27	x

* Derived from audited consolidated financial statements